EXHIBIT (c)(4)(2)
UPDATED REAL PROPERTY APPRAISAL REPORT

Exhibit (c)(4)(2)
UPDATED
REAL ESTATE
APPRAISAL REPORT
of
COMMERCIAL PROPERTY
at
PARCEL I: 2674 E. WALNUT AVENUE
PASADENA, CALIFORNIA
PARCEL II: 89 N. SAN GABRIEL BOULEVARD
PASADENA, CALIFORNIA
PARCEL III: 2675 NINA STREET
PASADENA, CALIFORNIA
VALUATION DATE:
(ORIGINAL REPORT)
OCTOBER 28, 2005
(UPDATED REPORT)
FEBRUARY 4, 2006
TYPE OF REPORT:
SUMMARY NARRATIVE APPRAISAL REPORT
Prepared By:
ANCHOR PACIFIC COMPANY
2450 Mission Street, Suite 5
San Marino, California 91108
(626) 403-8470 • FAX (626) 403-8473

Anchor Pacific Company
Real Estate Appraisals and Consulting
February 4, 2006
Ms. Paula Barnett, Esq.
17967 Boris Drive
Encino, California 91316
Dear Ms. Barnett:
At your request an updated valuation appraisal has been made of the property and improvements of the commercial properties at 2674 E. Walnut Avenue, 89 N. San Gabriel Boulevard and 2675 Nina Street, Pasadena, California.
The purpose of this appraisal was to update the Market Value of the Fee Interest in the subject property, as of February 4, 2006.
This is a Limited Summary Appraisal Report which in scope and form continues to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice for a Limited Summary Appraisal Report. As before it presents only summary discussions of the data, reasoning and analyses that were used in the appraisal process to develop the appraiser’s opinion of value. Supporting documentation concerning the data, reasoning and analyses is retained in the appraisers’ file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use. The appraiser is not responsible for the unauthorized use of this report.
As before, in accordance with prior agreement between the client and the appraiser, this report is not the result of a Complete Appraisal process in that certain allowable departures from specific guidelines of the Uniform Standards of Professional Appraisal Practice (USPAP) were invoked. The appraisal is in compliance with the Competency Provision of USPAP and has appraised similar properties over the years.
The following estimate of value is subject to the Limiting Conditions, Certifications, Validations Requirements and special assumptions as contained in the original report.
It is my opinion that the Market Value on the effective date of this update appraisal is:

Parcel I:	$3,828,000
Parcel II:	$2,572,000
Parcel III:	$1,088,000

Total:	$7,588,000

Ms. Barnett
February 4, 2006

Your attention is directed to the Assumptions and Limiting Conditions in the full report, specifically the items dealing with potential hazardous waste on the site and the lack of the appraiser’s expertise in detecting such potential hazards.

Respectfully submitted,

William H. Bortz
Certified General Appraiser
State of California No. AG012078
Cc: Mr. Todd Kaltman
Duff & Phelps, LLC
2029 Century Park East
Suite #820
Los Angeles, CA 90067
WB:bz
Enclosures

SCOPE OF THE APPRAISAL
The update studies and valuation complied with the USPAP rules as with the original report.
ASSUMPTIONS AND LIMITING CONDITIONS
No change from original report.
CERTIFICATION
All certifications the same as the original report.
SUMMARY OF IMPORTANT FACTS
No physical changes. The economic market continues to improve to date. Basic dates and age data adjust to February 4, 2006.
AREA DATA
Basically the same as the original study. Economic base continued to improve, employment and related statistic up from 2005.
VALUATION METHODOLOGY AND APPROACHES TO VALUE
Applied as in the original study.
HIGHEST AND BEST USE
As improved, no change.
NEIGHBORHOOD ANALYSIS
Basically unchanged, established commercial area.
SITE DATA
Unchanged
DESCRIPTION OF IMPROVEMENTS
Unchanged

PARCEL I
MARKET DATA APPROACH
(Continued)
SUMMARY OF IMPROVED SALES

			BLDG.
			SQ. FT.		FULL	ADJUSTED %
		SALE	LOT	YEAR	PRICE PER	PRICE PER
NO.	LOCATION	DATE	SQ. FT.	BUILT	SO. FT.	SQ. FT.
1.	141 - 143 E. Walnut Street	9/08/05	9,950	1928	$2,650,000	(-)5%
	Pasadena		15,840		$260.33	$253.01

2.	1855 E. Colorado Blvd.	10/17/05	5,053	1932	$1,750,000	(-)20%
	Pasadena		15,000		$346.33	$277.06

3.	275 E. California Blvd.	9/03/05	2,982	1905	$1,400,000	(-)4%
	Pasadena		8,886		$469.48	$281.69

4.	747 N. Lake Avenue	11/03/05	3,648	1948	$1,835,000	(-)20%
	Pasadena		8,280		$214.47	$263.16

5.	5770 Rosemead Blvd.	9/07/05	10,804	1960	$2,000,000	(+)10
	Temple City		14,549		$185.12	$203.63
Sales reported by the Comps Inc. (a real-estate database) have been confirmed individually using local public records and/or the appraiser’s files.
NOTE: Additional details regarding Improved Sales is maintained in Appraiser’s file.
PARCEL I
INCOME APPROACH
The appraisal detailed in the original appraisal report has been reviewed. It continues to offer support to the new market data and confirm the market value.

PARCEL I
MARKET DATA APPROACH
This valuation method is a process of analyzing sales of similar properties in order to derive an indication of the most probable sale price of the property being appraised. Additional information was gathered and evaluated from real estate brokers, leasing agents, developers and lenders within this market.
In determining an estimate of market value for the subject property using the Market Data Approach (also known as Sales Comparison Approach) numerous sales were analyzed. Note: All sales considered for this update were reported since our original investigation. The schedule set forth on the following page summarize a selected number of closed sales. These comparable properties reflect similar markets and are considered similar properties that could be found in this office building market. The major differences are the size of the lots, improvements, location and condition. Primary emphasis was placed on those sales in most similar to subject. Particular attention was given to the location as compared to subject. Closed sales were selected measuring unadjusted sales prices from $185.12 per square foot to $469.48 per square foot.
Adjustments reflected specific market elements. The comparables reflect the basic areas, construction and features of their original design. On an adjusted basis, we developed a square foot price range from $222.14 to $281.69. The subject property reflects aspects of the lower range, i.e. quality of construction, overall utility, size, condition and location supporting a square foot value of $215.00 per square foot.
On this basis, we estimate the market value of subject property on an “as-is” basis on the effective date of this update to the appraisal to have been:
$215.00 x 17,808 Square Feet = $3,828,720.00
Rounded to:
$3,828,000

PARCEL II
MARKET DATA APPROACH
As stated this valuation method is a process of analyzing sales of similar properties in order to derive an indication of the most probable sale price of the property being appraised. Additional information was gathered and evaluated from real estate brokers, leasing agents, developers and lenders within this market.
In determining an estimate of market value for the subject property using the Market Data Approach (also known as Sales Comparison Approach) numerous sales were analyzed and reported earlier in the original appraisal.
In preparing this “update” to the earlier appraisal we searched the market looking for recent sales in this market area of office buildings of a similar size and similar utility.
A sale of the building just west on Walnut Street reported in late 2005. It confirms the value previously reported.
In the original appraisal report the market value was estimated to have been $2,572,000. That figure is reiterated and advanced to February 4, 2006.
PARCEL II
INCOME APPROACH
The Income Approach for Parcel II is adequately covered in the original appraisal. That supports the value estimated from the Market Approach.

PARCEL II
SITE VALUATION
As subject property (Parcel III) is being appraised as unimproved vacant industrial/commercial land, the Market Data Approach was deemed most appropriate. This approach uses an analysis of sales and listings of comparable land parcels to form an opinion as to value of the subject property.
Investigation was made to obtain recent land sales and listings within both subjects and similar markets. We believe that these sales and listings provide appropriate comparisons for valuing the subject property. Recent sales are summarized below.
SUMMARY — COMPARABLE SALES

		SALE			(ADJ.)
	LOCATION	DATE	SIZE	$/SQ. FT.	$/SQ. FT.	ZONE	LOCATION	UTILITY
Sale #1	306-31 OS. lst Street	8/09/05	21,600	$115.74	$110.53	C2	Superior	Inferior
	Arcadia		Sq. Ft.

Sale #2	2155 Huntington Dr.	11/02/05	11,761	$153.05	$145.85	Cl	Superior	Superior
	San Marino		Sq. Ft.

Sale #3	8204-8210 Huntington	10/21/05	20,800	$82.93	$105.16	C2	Inferior	Inferior
	Drive		Sq. Ft.
	San Gabriel
Sales reported by Comps, Inc. (a real-estate database) have been confirmed individually using local public records and/or the appraiser’s files.
NOTE: Again additional details regarding these comparables are held in the appraiser’s file.
Utilizing these sales and original sales, a value of $115.00 per square foot appears to be reasonably supported. As a result of our analysis, we estimate the market value for Parcel III to be:
10,332 Square Feet @ $115.00 = $1,188,180
Rounded to: $1,188,000

CORRELATION OF THE VALUE ESTIMATE

	PARCEL I	PARCEL II	PARCEL III
Cost Approach:	Not Applied	Not Applied	Not Applied
Market Approach:	$3,828,000	$2,572,000	$1,888,000
Income Approach:	$3,191,000	$2,443,000	Not Applied
Again we have utilized two of the three approaches to value for Parcel I and II and one approach to value for Parcel III as set forth on preceding pages of both this update and the original appraisal, and considered the quantity and quality of the data used in each approach. Final determination of a value estimate reflects the reliability of supporting data.
Traditionally and typically commercial properties have found strong market support for an estimate of value by the Income Approach. In this case the income approaches where used support the Market Data Approach.
The data applicable to the Market Approach reflects prices paid in the market for comparable properties. Though sales required adjustments, overall comparison basis considered reasonable and estimate supportive of the market value for the property. Sales required a close range of adjustments supporting a viable square foot range for the subject building.
Most reliance is placed on the Market Approach supporting a market value as of February 4, 2006 “as- is” condition:

$3,828,000	for Parcel I
$2,572,000	for Parcel II
$1,888,000	for Parcel III

$7,588,000	Total Value

ADDENDUM
Current Photographs of Subject Properties
Property Profiles and Parcel Maps

Anchor Pacific Co
File No.
Case No.
ABOVE: Current front view of 2674 Walnut St
BELOW: Current view — Walnut Street
ClickFORMS Appraisal Software 800-622-8727

Anchor Pacific Co
File No.
Case No.
Above: Current view 89 N San Gabriel
BELOW: Current street view — San Gabriel Blvd.
ClickFORMS Appraisal Software 800-622-8727

Anchor Pacific Co
File No.
Case No.
ABOVE: Current front view of 2675 Nina St
BELOW: Current street view — Nina Street
ClickFORMS Appraisal Software 800-622-8727

PROPERTY PROFILE
NDCData.com
Single Property Profile

Property Location	Last Updated: 10/24/2005
Address:	2674 E WALNUT ST	City:	PASADENA	Zip:	91107
APN#:	5748-005-032	Use Code:	Light Industrial	County:	Los Angeles
Driving Directions	Tract	0	Census Tract	4629.00	Zone:	PSMG1
Map Page/Grid:	566/E4	Legal Desc:	L J ROSES SUB OF LAMANDA PARK LOTS 3, 4 AND LOT 5 BLK 7
Appraisal Tax Information
Total Assessed Value:	521,471.00	Tax Amount:	9,380.91
Percent Improvement:	30.54	Tax Year:	2004
Recorder Information	REVIEW DEED DOCUMENT VIEW DEEDS
Current Owner:	TSANN KUEN USA INC	Owner Address:	2670 E WALNUT ST
City, State:	PASADENA CA	Zip:	91107
Transferred From:	Seller Address:
Sale Date:	11/01/1995	Prior Sale Date:
Most Recent Sale Price:	873,500.00	Prior Sale Price:	0
Document Number:	1762824	Prior Document No.:
Document Type:	Prior Document Type:
Lender Information
Lender:	Full/Partial:
Loan Amount:	0	Loan Type:

Physical Information
Building Area:	18690	# of Stories:	0	# of Bedrooms:	0
Basement (fin/unfin):	0/0	# of Units:	0	# of Bathrooms:	0
Lot Size:	20656	Total Rooms:	0	Fireplaces:
Year Built/Effective:	1960/0	Garage/Carport:	/	Pool/Spa:
Roof Type:		Heating:		Cooling:
Construction/Quality:	(0) / 0	Building Shape:	(0)	View:

Flood Data			FLOOD MAP	GET FLOOD DATA
Panel Date:	Comm/Panel Number:	065050 / NONE	Flood Zone:	D

Copyright © 1998-2005 NDCData.com

Cou... ...r Los ...geles: ... Assessor

5748 5
SCALE 1"= 80'
REVISED
A. T. & S. F.
RY.
WALNUT
ST.
VINEDO AVE.
SAN GABRIEL BLVD.
DAISY AVE.
BLK. 7
BLK. 8
NINA
ST.
L. J. ROSE'S SUBDIVISION OF LAMANDA PARK
M.R. 7-38
2674 WALNUT ST
CODE 7500
FOR PREV. ASSM'T. SEE 5748-5
ASSESSOR'S MAP
COUNTY OF LOS ANGELES, CALIF.

PROPERTY PROFILE
NDCData.com
Single Property Profile

Property Location	Last Updated: 10/24/2005
Address:	89 N SAN GABRIEL BLVD	City:	PASADENA	Zip:	91107
APN#:	5748-005-001	Use Code:	Light Industrial	County:	Los Angeles
Driving Directions	Tract	0	Census Tract	4629.00	Zone:	PSMG1
Map Page/Grid:	566/E4	Legal Desc:	L J ROSES SUB OF LAMANDA PARK LOTS 1 AND LOT 2 BLK 7
Appraisal Tax Information
Total Assessed Value:	312,202.00	Tax Amount:	4,500.12
Percent Improvement:	22.90	Tax Year:	2004
Recorder Information	REVIEW DEED DOCUMENT VIEW DEEDS
Current Owner:	TSANN KUEN USA INC	Owner Address:	2670 E WALNUT ST
City, State:	PASADENA CA	Zip:	91107
Transferred From:	Seller Address:
Sale Date:	11/01/1995	Prior Sale Date:
Most Recent Sale Price:	873,500.00	Prior Sale Price:	0
Document Number:	1762824	Prior Document No.:
Document Type:	Prior Document Type:
Lender Information
Lender:	TAIWAN BUSINESS BANK	Full/Partial:	F
Loan Amount:	0	Loan Type:

Physical Information
Building Area:	10200	# of Stories:	0	# of Bedrooms:	0
Basement (fin/unfin):	0/0	# of Units:	0	# of Bathrooms:	0
Lot Size:	13778	Total Rooms:	0	Fireplaces:
Year Built/Effective:	1947/0	Garage/Carport:	/	Pool/Spa:
Roof Type:		Heating:		Cooling:
Construction/Quality:	(0) / 0	Building Shape:	(0)	View:

Flood Data			FLOOD MAP	GET FLOOD DATA
Panel Date:	Comm/Panel Number:	065050 / NONE	Flood Zone:	D

Copyright © 1998-2005 NDCData.com

County of Los Angeles: Rick Auerbach, Assessor

5748 5
SCALE 1" = 60'
A. T. & S. F. RY.
WALNUT ST.
VINEDO AVE.
SAN GABRIEL BLVD.
DAISY AVE.
NINA ST.
BLK. 7
BLK. 8
L. J. ROSE'S SUBDIVISION OF LAMANDA PARK
M.R. 7-38
89 N SAN GABRIEL BLVD
CODE 7500
FOR PREV. ASSM'T. SEE 5748-5
ASSESSOR'S MAP
COUNTY OF LOS ANGELES, CALIF.

PROPERTY PROFILE
NDCData.com
Single Property Profile

Property Location	Last Updated: 10/21/2005
Address:	2675 NINA ST	City:	PASADENA	Zip:	91107
APN#:	5748-005-013	Use Code:	Parking Lot, Parking Structure	County:	Los Angeles
Driving Directions	Tract	0	Census Tract	4629.00	Zone:	PSMG1
Map Page/Grid:	566/E4	Legal Desc:	L J ROSES SUB OF LAMANDA PARK E 25 FT OF LOT 13 AND ALL OF LOT 14 BLK 7
Appraisal Tax Information
Total Assessed Value:	186,947.00	Tax Amount:	2,575.78
Percent Improvement:	3.12	Tax Year:	2004
Recorder Information	REVIEW DEED DOCUMENT VIEW DEEDS
Current Owner:	TSANN KUEN USA INC	Owner Address:	2670 E WALNUT ST
City, State:	PASADENA CA	Zip:	91107
Transferred From:	Seller Address:
Sale Date:	11/01/1995	Prior Sale Date:
Most Recent Sale Price:	873,500.00	Prior Sale Price:	0
Document Number:	1762824	Prior Document No.:
Document Type:	Prior Document Type:
Lender Information
Lender:	TAIWAN BUSINESS BANK	Full/Partial:	F
Loan Amount:	0	Loan Type:

Physical Information
Building Area:	10331	# of Stories:	0	# of Bedrooms:	0
Basement (fin/unfin):	0/0	# of Units:	0	# of Bathrooms:	0
Lot Size:	10328	Total Rooms:	0	Fireplaces:
Year Built/Effective:	1985 / 0	Garage/Carport:	/	Pool/Spa:
Roof Type:		Heating:		Cooling:
Construction/Quality:	(0) / 0	Building Shape:	(0)	View:

Flood Data			FLOOD MAP	GET FLOOD DATA
Panel Date:	Comm/Panel Number:	065050 / NONE	Flood Zone:	D

Copyright © 1998-2005 NDCData.com